                                  Exhibit 10.11

                          EMPLOYMENT AGREEMENT BETWEEN
                 SORRENTO NETWORKS CORPORATION AND PHIL ARNESON

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 1, 2002. The parties to this Agreement are Sorrento Networks Corporation, a New Jersey corporation ("the Company") and Phil Arneson ("Executive").

     This Agreement is made with reference to the following facts:

     A. The Company desires to engage Executive's services on the terms and conditions set forth in this Agreement.

     B. Executive desires to be employed by the Company on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

1. EMPLOYMENT.

     1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

     1.2 Executive shall serve as Chairman of the Board ("Chairman"), President and Chief Executive Officer ("CEO") of the Company and shall report directly to the Company's Board of Directors ("Board"). It is possible that Executive may additionally be appointed to other leadership positions with the Company's subsidiaries. If so, this Agreement, including the compensation provisions, will apply to any such additional positions.

     1.3 Executive shall do and perform all services, acts or things necessary to manage and conduct the business of the Company, consistent with the bylaws of the Company and as required by the Board, which are customarily associated with the positions of Chairman, President and/or CEO. These duties shall include, without limitation, overseeing the financial, sales, marketing, technical, product development and strategic aspects of the Company's business, devising and executing plans and strategies in these areas, overseeing a management team, and reporting to the Board regarding the Company's current business and future strategies.

     1.4 Unless the parties otherwise agree in writing, during the term of this Agreement, Executive shall perform his services at the Company's corporate offices; provided, however, that the Company may from time to





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            time require Executive to travel to other locations in connection with the Company's business.

2. LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

     2.1 Executive shall devote his full business energies, interest, abilities and productive time to the Company. Except with the prior written consent of the Board, during his employment with the Company, Executive will not accept other employment, consulting work or render other services to any person, business or organization; provided, however, this paragraph shall not preclude Executive from engaging in civic, charitable or religious activities, or from serving on boards of directors of companies or organizations that do not present any conflict with the interests of the Company or otherwise adversely affect the performance of Executive's duties.

     2.2 Except as permitted herein, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest that Executive knows or should know is adverse or antagonistic to the Company, its business, clients, strategic partners, investors or prospects. The passive ownership of less than five percent (5%) of the outstanding shares of capital stock of any publicly-traded corporation shall not constitute a breach of this paragraph.

3. COMPENSATION.

     3.1 The Company shall pay Executive an annual salary of Two Hundred Fifty Thousand Dollars ($250,000) per year, payable in accordance with the Company's regular payroll practices. Executive's annual salary shall be prorated for any partial year of employment.

     3.2 Executive's annual salary shall be reviewed annually by the Board and may be increased by the Board in its sole discretion.

     3.3 Executive shall be entitled to such bonuses (if any) or stock options (if any) in addition to the stock options described in this Agreement, as is determined by the Board in its sole discretion.

     3.4 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

     3.5 The Company shall also pay Executive an after-tax living allowance of $2,750 per month for a period of 2 years.



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


     3.6 The Company agrees to reimburse Executive for all reasonable and necessary business expenses incurred during Executive's employment, subject to the Company's standard documentation requirements.

     3.7 Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any benefit plan that may be in effect from time to time and made available to its executives or key management employees. The Company may modify or cancel its benefit plan(s) in its discretion, consistent with the requirements of state or federal law.

     3.8 Executive shall, in accordance with Company policy, be entitled to five weeks of paid vacation, accrued daily, per year. Executive shall not accrue more than ten weeks of vacation, and shall use such vacation in a manner that is minimally disruptive to Company's business.

     3.9 The Company agrees to defend and indemnify Executive pursuant to the Indemnification Agreement attached as Exhibit D.

     3.10 Subject to the Board's approval through a duly enacted resolution, and subject to the provisions below, Executive will be granted an option to purchase 475,000 additional shares of FIBR stock ("the Option").

            (a) Except as otherwise specifically provided in this Agreement, the terms of the Option shall be governed by the Company's standard stock option and/or stock plan documentation.

            (b) The exercise price of the Option shall be the NASDAQ closing price on March 1, 2002.

            (c) The Option shall vest and become exercisable in accordance with the following schedule:

                 o 20,000 shares on the first of each month between April 2002 and March 2003;

                 o 100,000 shares on April 1, 2003; and

                 o 22,500 shares per month from May 1, 2003 until full vesting.

            (d) If the outstanding shares of FIBR stock are increased, decreased, changed into or exchanged for a different number or kind of shares (an "Event") on or before December 31, 2002, then appropriate and proportional adjustment shall be made in the number and kind of Executive's Option to prevent the dilution or enlargement of Executive's rights under the Option. The reference point for the total FIBR shares




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


            outstanding shall be March 1, 2002. If additional stock options are awarded to Executive pursuant to this sub-paragraph, the strike price for any additional stock options shall be the average of the NASDAQ closing price on the third, fourth and fifth trading days following the Company's issuance of a public announcement regarding the Event.

     3.11 The 125,000 option shares previously granted to Executive on or about September 17, 2001 shall irrevocably and fully vest on March 1, 2002.

     3.12 The Company shall also pay mileage expense to Executive for one weekly round-trip between San Diego and Rancho Mirage, as originally provided for in Executive's September 17, 2001 Agreement.

4. TERM.

            This Agreement shall be effective as of March 1, 2002. Executive's employment under this Agreement is for no specified term. Executive shall be an at-will employee, such that either the Company or Executive may terminate Executive's employment at any time, with or without cause or notice, and with or without reason, subject to the parties' rights and obligations as provided in this Agreement. This Agreement shall also terminate upon Executive's death or disability, as that term is defined in paragraph 6.4 below.

5. BOARD OF DIRECTORS.

            Executive's continued service on the Board shall be subject to and governed by all applicable bylaws, articles of incorporation and laws.

6. SEVERANCE AND POST-EMPLOYMENT OBLIGATIONS.

     6.1 Upon the termination of Executive's employment for any reason, Executive shall be paid his accrued salary plus any accrued and unused vacation through the effective date of termination. Except as expressly set forth below, Executive's entitlement to salary, benefits or other compensation shall cease upon the termination of Executive's employment.

     6.2 If Executive's employment is terminated by the Company without Cause (as defined in section 6.3(b)), or by Executive for Good Reason (as defined in section 6.3(a)), Executive and the Company each agree that they shall be bound by the terms of the Consulting Agreement attached hereto as Exhibit A. In addition, if, after being notified by the Company of his obligation to sign the waiver and general release, Executive executes a waiver and general release of claims substantially in the form of Exhibit B within 20 days of the effective date of termination of his employment, the Company will immediately vest Executive's then-unvested stock options and will, within 72 hours, pay Executive a lump sum amount equal to two times (2x) his then-current annual salary. The Company will also continue Executive's health and life insurance and other benefits for a two (2) year period.

     6.3 If Executive's employment is terminated by the Company for Cause, or by the Executive for other than Good Reason, Executive's entitlement to salary, benefits or other compensation ends as of Executive's termination date. In addition, Executive and the Company each agree that they shall be bound by the terms of the Consulting Agreement attached hereto as Exhibit A.

            (a) "Good Reason" as used in this Agreement means (i) any breach by the Company of this Agreement, which breach has not been cured within ten (10) business days after written notice of such breach has been given by Executive to the Company; (ii) any materially adverse change in Executive's status, position or responsibilities; or (iii) any "Change of Control," if Executive tenders his resignation within ninety (90) days of the "Change of Control."

            (b) "Cause" as used in this Agreement means:

                 (i) the failure or refusal by Executive to perform his duties hereunder that has not been remedied within ten (10) business days after written demand for substantial performance has been delivered to Executive by the Company, which demand identifies the manner in which Company believes that the Executive has not performed such duties and the steps required to cure such failure to perform;

                 (ii) the conviction of Executive of, or the entering of a plea of nolo contendere by Executive with respect to, a felony;

                 (iii) Executive's drug or alcohol addiction; or

                 (iv) Executive's death or any disability which prevents Executive from substantially performing the essential functions of his position for a period of 60 days or more. However, in the event of Executive's death, Executive's stock options shall continue to vest for twelve (12) months.

            (c) "Change of Control" shall have occurred if:

                 (i) a majority of the directors of the Company are persons other than persons: (A) for whose election proxies shall have



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


                       been solicited by the Board of Directors of the Company, or (B) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships; or

                 (ii) fifty-one percent (51%) or more of the outstanding voting power of the Company shall have been acquired after the date hereof (as defined in Rule 13d-3 under the 1934 Act or any successor rule thereto) by any person, or group of two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company; or

                 (iii) a reorganization, merger, consolidation or other
                       corporate transaction or sale or liquidation or other disposition of all or substantially all of the assets of the Company occurs (other than (i) a transaction with a subsidiary of the Company other than Sorrento Networks, Inc. or (ii) a transaction in which the holders of voting stock of the Company immediately before such disposition as a class continue to hold immediately after the merger at least fifty percent (50%) of all outstanding voting power of the surviving or resulting corporation or its parent (including, without limitation, a company which owns directly or indirectly the Company or all or substantially all of its pre-acquisition assets) in substantially the same proportion as their ownership of common stock of the Company immediately before the transaction).

     6.4 If Executive's employment is terminated because of disability, the Company agrees to:

            (a) pay Executive an amount equal to the pro-rata difference between any disability benefits and Executive's then-current annual base salary, for a period of two years;

            (b) continue vesting Executive's unvested stock options for five (5) years;

            (c) continue Executive's health and other benefits for the duration of the disability or for five (5) years, whichever is longer.

            For purposes of this Agreement, "disability" shall mean the expiration of a continuous period of ninety (90) days during which Executive is unable to perform his assigned duties due to physical or mental incapacity. In the event of any dispute regarding the existence of Executive's disability, the





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


            matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in California, one to be selected by each of Executive and the Board and the third to be selected by the two designated physicians. For this purpose, Executive will promptly submit to appropriate medical examinations. In the event of a disability dispute, the three physician panel must make its determination within 90 days of the initiation of the dispute. During that determination period, Executive shall continue to receive his salary and other benefits and his stock options shall continue to vest as scheduled.

7. CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

     7.1 Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached to this Agreement as Exhibit C.

     7.2 Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not generally known, and which gives the Company an advantage over its actual or potential competitors who do not know or use it. This confidential information includes, but is not limited to, techniques, designs, drawings, processes, inventions, developments, plans, code, equipment, prototypes, and employee, sales, marketing, and customer, business and financial information relating to the business, products, practices and techniques of the Company (hereinafter referred to as "Confidential and Proprietary Information"). During his employment and thereafter, Executive will at all times regard and preserve as confidential such Confidential and Proprietary Information and will not publish or disclose any part of such Confidential and Proprietary Information in any manner at any time, or use any Confidential and Proprietary Information except on behalf of the Company, without the prior written consent of the Company.

     7.3 While employed by the Company and for one (1) year thereafter, Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that Executive will not, either directly or through others, solicit, attempt to solicit or provide any assistance to anyone soliciting or attempting to solicit: (i) any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or (ii) the business of any customer, partner or strategic alliance of the Company which, at the time of termination or immediately prior thereto, was doing business with the Company, to the extent that that business involves and developing, designing, producing, or marketing any





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


            product or service being developed, designed, produced, or marketed by the Company as of the date of termination or immediately prior thereto.

8. TRADE SECRETS OF OTHERS.

     It is the understanding of both the Company and Executive that Executive shall not divulge to the Company any confidential information or trade secrets belonging to others, including Executive's former employers, nor shall the Company seek to elicit from Executive any such information. Consistent with the foregoing, Executive shall not provide to the Company, and the Company shall not request, any documents or copies of documents containing such information.

9. ASSIGNMENT AND BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Due to the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives. The Company will require any successor to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10. NOTICES.

     10.1 All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Company:

            Sorrento Networks Corporation
            9990 Mesa Rim Road
            San Diego, CA  92121

            If to Executive:

            Phil Arneson
            One Stanford Drive
            Rancho Mirage, CA  92270



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


            Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either party may change its address for notices by giving notice to the other party in the manner specified in this section.

11. INTERPRETATION; CONSTRUCTION.

     The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has consulted with his own independent counsel with respect to the terms of this Agreement. Each party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12. REPRESENTATIONS AND WARRANTIES.

     Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

13. ARBITRATION.

     13.1 The parties agree to arbitrate any dispute, claim, or controversy arising from or concerning Executive's employment, his termination from employment, any terms or conditions of his employment, the interpretation or enforcement of this Agreement or the rights and duties of any person in relation to this Agreement, including without limitation claims of employment discrimination or harassment under Title VII of the Civil Rights Act, the California Fair Employment & Housing Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or 42 U.S.C. section 1981, claims for violation of the Employment Retirement Income Security Act, the California Labor Code, or the Fair Labor Standards Act, claims for breach of employment contract or the implied covenant of good faith and fair dealing, wrongful discharge, or tortious conduct (whether intentional or negligent) including defamation, misrepresentation, fraud or infliction of emotional distress, but excluding claims for workers' compensation benefits or claims for wages before the California Department of Industrial Relations (collectively, "Covered Claims").

     13.2 The arbitration shall be conducted by a single neutral arbitrator in accordance with the then-current rules issued by the American Arbitration




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            Association ("AAA") for resolution of employment disputes. The arbitration shall take place in the City of San Diego. The Company will pay the fee for the arbitration proceeding, as well as any other charges by the AAA.

     13.3 The parties hereby authorize the use of the AAA's Optional Rules for Emergency Measures of Protection in any matter involving the alleged breach of Executive's obligations regarding confidentiality, inventions, non-solicitation or limitations on other employment or activities outside of his employment with the Company.

     13.4 The Arbitrator shall issue a written award. The award shall be final and binding upon the parties. The arbitrator shall have the power to award any type of relief that would be available in a court of competent jurisdiction. Any award may thereafter be entered as a judgment in any court of competent jurisdiction.

     13.5 The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims. Failure to demand arbitration within the prescribed time period shall result in waiver of any claims.

     13.6 It is the intent of the parties to provide for mandatory arbitration to the fullest extent of, but not beyond what is permitted by, applicable law. A court construing this arbitration provision may modify or interpret it to the extent necessary so as to render it enforceable. If the parties' agreement to arbitrate is declared unenforceable and cannot be administered, interpreted, or modified to be enforceable, Executive agrees to waive any right he may have to a jury trial with respect to any Covered Claim.

14. LITIGATION COSTS.

     Should any litigation, arbitration, or administrative action be commenced concerning a Covered Claim, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for that party's costs and attorney's fees, which shall be determined by the court, arbitrator, or administrative agency.

15. AMENDMENT AND WAIVER.

     The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.






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


16. CHOICE OF LAW.

     This Agreement is made in San Diego, California. The parties agree that it shall be construed and interpreted in accordance with the laws of the State of California.

17. INTEGRATION.

     This Agreement (and any attached Exhibits) is the complete, final and exclusive agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior implied, oral and/or written agreements or arrangements between the parties unless otherwise expressly provided herein.

18. ASSUMPTION.

     The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. SEVERABILITY.

     The finding by a court or arbitrator of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. It is the parties' desire that such court or arbitrator should modify or replace any invalid or unenforceable term or provision with a valid and enforceable term or provision that will most accurately represent the parties' intention with respect to the invalid or unenforceable term or provision.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             SORRENTO NETWORKS CORPORATION

------------------------------------         ----------------------------------
PHIL ARNESON                                 ROBERT L. HIBBARD
                                             On Behalf of the Board of Directors




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                                    EXHIBIT A

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into by Phil Arneson ("Consultant") and Sorrento Networks Corporation ("Company"), with respect to the following facts:

     A. Until _______________, Consultant was employed by the Company.

     B. Consultant and Company have agreed to continue their relationship, on the grounds set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

     1.1.1 Agreement to Act as Consultant. Consultant agrees to act as a consultant to Company to provide assistance with business strategies and matters related to the business and/or operations of the Company and/or its subsidiaries.

     1.1.2 Duties. Consultant's duties under this Agreement shall consist of providing advice and counsel to Company's president, chief executive or his designee, as requested by Company's President, Chief Executive Officer or his or her designee during the term of this Agreement. Consultant shall be responsible for providing his own office, supplies and clerical support necessary for the performance of his duties; however, Company shall reimburse Consultant for any out-of-pocket expenses incurred by Consultant with the prior consent of Company in furtherance of the performance of his duties hereunder. Consultant's total commitment of time pursuant to this Agreement shall not exceed 8 hours in any given month.

     1.1.3 Term and Termination. This Agreement shall become effective on the Effective Date of the termination of Consultant's employment with the Company. This Agreement shall remain in effect for a period of 24 months, unless terminated earlier by a written agreement signed by Consultant and a duly authorized officer of Company.

     1.1.4 Compensation. Except as set forth in this Agreement, Consultant shall not be entitled to receive any commissions, bonuses, or other compensation or benefits, in any form, in connection with this Agreement, unless agreed to in writing by Company's Chief Executive Officer or as provided for elsewhere in the Employment Agreement.

     1.1.5 No Other Employment. The parties agree that it is a material term of this Agreement that Consultant be available to render services exclusively to Company in areas in which Company, or any of its subsidiaries, is engaged in business, is planning to engage in business or is considering engaging in business within the field of business conducted by the Company as of the date of termination of employment of Consultant





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


(the "Field of Interest"). Consultant shall not during the term of this Agreement provide with or without remuneration, and whether as an employee, director, consultant or contractor, any advice, counsel, information or services to any other person, business or entity that is engaged in the Field of Interest.

Consultant shall be responsible for notifying Company of any services rendered that may potentially violate this paragraph before such services are rendered. Violation of this paragraph by Consultant shall be grounds for the termination of this Agreement by Company. In the event of a breach of this paragraph by Consultant, Company shall be entitled to recover from Consultant all amounts paid to Consultant at any time after Consultant performed services in violation of this sub-paragraph 5, plus all costs and attorneys' fees.

     1.1.6 Confidential and Proprietary Information. Consultant acknowledges that in the course of his activities pursuant to this Agreement he may receive non-public information related to the products, technologies, procedures, customers, sales, prices, contracts, strategies, operations, and the like. Consultant agrees not disclose or divulge to anyone that is not an employee of the Company or any subsidiary thereof at the time of such disclosure, any non-public information of the Company or any of its subsidiaries or any Trade Secret as that term is defined by the Uniform Trade Secrets Act (California Civil Code section 3426 et seq. ("UTSA")), including but not limited to any information relating to the Company's (or any subsidiary thereof) patents or patent applications, formulae or processes, customer relationships, sales strategies, forecasts, business marketing or sales plans. This paragraph is intended to be interpreted as broadly as possible under applicable law, and is intended to supplement, not restrict or limit, any rights the Company or any subsidiary thereof may already have under the UTSA, or any prior agreements signed by Consultant in connection with his employment by, or separation from, the Company, or any predecessor, or subsidiary thereof. This term is intended by the parties to survive the termination of other obligations of the parties pursuant to this Agreement.

     1.1.7 Resolution of Disputes. Any and all disputes or claims that may arise between Consultant and the Company, or any employee or subsidiary thereof, concerning the application, interpretation or enforcement of this Agreement (but excluding claims under the UTSA) must be resolved by binding arbitration before a single arbitrator, to be held in San Diego. Such arbitration shall be conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any party may petition any court having jurisdiction for an order enforcing any arbitration award pursuant to this paragraph. Following any arbitration or other proceeding pursuant to this paragraph, the court or arbitrator shall have the authority to award the party it determines to be the prevailing party its costs and reasonable attorneys' fees incurred in connection with the proceeding.

     1.1.8 Severability. Should any arbitrator, court or other body determine that a term of this Agreement is unenforceable, then that term shall be deemed to be deleted.





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


However, the validity and enforceability of the remaining terms shall not be affected by the deletion of the unenforceable term.

     1.1.9 Modification. This Agreement may be modified only by a writing signed by Consultant and by a duly authorized officer of Company.

     1.1.10 Entire Agreement. This Consulting Agreement contains the entire agreement between Consultant and Company with respect to the subject matters covered herein. The parties agree that they have no other agreements, expressed or implied, on these subjects, except as expressly referenced herein.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date shown below.


Dated:                                      By:
      --------------------------------         --------------------------------
                                                 Phil Arneson

Dated:                                      SORRENTO NETWORKS CORPORATION
      --------------------------------

                                            By:
                                               --------------------------------
                                                *

                                            Its:
                                                -------------------------------





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


                                    EXHIBIT B

                          RELEASE AND WAIVER OF CLAIMS


     In consideration of the payments and other benefits described in the Employment Agreement dated March 1, 2002, to which this form is attached, I, PHIL ARNESON, hereby furnish SORRENTO NETWORKS CORPORATION. (the "Company"), with the following release and waiver ("Release and Waiver").

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment or the termination of my employment, including but not limited to claims pursuant to any federal, state or local law relating to employment, such as discrimination claims under the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or Title VII of the Civil Rights Act of 1964, or claims for wrongful termination, breach of the covenant of good faith and fair dealing, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

     In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under the ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an Executive of the Company.

     I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c)

I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and (e) this release and waiver shall not be effective until the seven (7) day revocation period has expired ("the Effective Date").



Date:
     ----------------------------------     -----------------------------------
                                            PHIL ARNESON

                                    EXHIBIT C

                          SORRENTO NETWORKS CORPORATION
            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

     In consideration of my employment or continued employment by SORRENTO NETWORKS CORPORATION (the "Company"), and the compensation now and hereafter paid to me, I, PHIL ARNESON, hereby agree as follows:

1. NONDISCLOSURE.

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit 1 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit 1 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit 1 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior

            Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable invention under
            Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the Notification on Exhibit 2 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within six (6) months after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which aremade by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C.,
            Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this Section 2.8, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS.

     I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES.

     I agree that during the period of my employment by the Company I will not without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not directly or indirectly solicit or induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION.

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breech any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS.

     When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

7. NOTICES.

     Any notices required or permitted hereunder shall be given to the appropriate party at the address provided for notices in the Employment Agreement. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

8. NOTIFICATION OF NEW EMPLOYER.

     In the event that I leave the employ of the Company, I will provide my new employer with a copy of this Agreement.

9. GENERAL PROVISIONS.

     9.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

     9.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     9.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     9.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, which is governed by the Employment Agreement.

     9.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     9.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. Except for the Employment Agreement, this Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof. In the event of any conflict between the terms of this Agreement and the Employment Agreement, the Employment Agreement shall prevail. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.



Dated:
      ----------------------------------    ---------------------------------
                                            PHIL ARNESON
ACCEPTED AND AGREED TO:

                                            SORRENTO NETWORKS CORPORATION

Dated: May 15, 2002
       ------------                         ---------------------------------
                                            ROBERT L. HIBBARD
                                            On Behalf of the Board of Directors

                                    EXHIBIT 1



TO: SORRENTO NETWORKS CORPORATION

FROM: PHIL ARNESON

DATE: ________________

SUBJECT: PREVIOUS INVENTIONS

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by SORRENTO NETWORKS CORPORATION (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company: [ ] No inventions or improvements. [ ] See below: ___________________________________

____________________________________________ [ ] Additional sheets attached.



DATED: _______________                           ________________________
                                                 PHIL ARNESON

                                    EXHIBIT 2

                         LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     2. Result from any work performed by you for the Company. To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable. This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.



Dated:
      ----------------------------------   ------------------------------------
                                           PHIL ARNESON


ACCEPTED AND AGREED TO:


SORRENTO NETWORKS CORPORATION

Dated:  May 15, 2002
        ------------                       ------------------------------------
                                           ROBERT L. HIBBARD
                                           On Behalf of the Board of Directors
            **

                                    EXHIBIT D

                          SORRENTO NETWORKS CORPORATION
                               INDEMNITY AGREEMENT

     This Agreement is made and entered into as of March 1, 2002 by and between Sorrento Networks Corporation, a New Jersey corporation ("the Company"), and Phil Arneson ("Indemnitee").

                                    RECITALS

     WHEREAS, Indemnitee performs a valuable service to the Company in his capacity as Chairman of the Board ("Chairman"), President and Chief Executive Officer ("CEO") of the Company;

     WHEREAS, in order to induce Indemnitee to serve as Chairman, President and CEO of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee;

     NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

     1. Services to the Company. Indemnitee will serve, pursuant to his March 1, 2002 Employment Agreement, as Chairman, President and CEO of the Company.

     2. Indemnity. Subject to the procedures described in Section 8 below, the Company hereby agrees to hold harmless and indemnify Indemnitee:

         a. against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement, and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company, except as excluded below) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is or was a director, executive officer, officer, employee, consultant or other agent of the Company; and

         b. otherwise to the fullest extent not prohibited by the Company's Articles of Incorporation ("the Articles"), its Bylaws or the California Corporations Code ("the Code").

     3. Limitations on Additional Indemnity. The Company shall not be obligated to indemnify Indemnitee:

         a. on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or any similar provision of any federal, state or local statutory law;

         b. on account of Indemnitee's conduct from which Indemnitee derived an improper personal benefit;

         c. on account of Indemnitee's conduct that he believed to be contrary to the best interests of the Company or its shareholders, or that was not done in good faith;

         d. on account of Indemnitee's conduct that constituted a knowing violation of law;

         e. on account of Indemnitee's conduct which constituted a violation of the Indemnitee's duties under Sections 310 or 316 of the Code;

         f. for which payment is due Indemnitee under an insurance policy;

         g. if indemnification is not lawful;

         h. in connection with any proceeding (or part thereof) initiated by Indemnitee, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Code, or (iv) the proceeding is initiated pursuant to Section 9 of this Indemnity Agreement;

         i. with respect to any action by or in the right of the Company:

             i. if the Indemnitee is adjudged to be liable to the Company because of Indemnitee's conduct;

             ii. for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; or

             iii. to the extent, and only to the extent, that indemnification with respect to such action (i) would be inconsistent with the Articles or Bylaws, or a resolution of the shareholders or agreement of the Company prohibiting or otherwise limiting such indemnification and in effect at the time of the accrual of the action or (ii) would be inconsistent with any condition expressly imposed by a court in approving a settlement, unless the indemnification has been approved by the shareholders of the Company in accordance with Section 153 of the Code (with the shares of the Indemnitee not being entitled to vote thereon).

     4. Term of Indemnity. This Indemnity Agreement shall be effective as of the date that Indemnitee became a director of the Company. This Indemnity Agreement shall continue during the period Indemnitee is a director, executive officer, officer, employee, consultant or other agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee had served in the capacity referred to herein.

     5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement, and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 above, even if he is not entitled to indemnification for the total amount thereof.

     6. Notification and Defense of Claim. Indemnitee agrees to notify the Company within thirty (30) days of receiving notice of the commencement of any action, suit or proceeding for which he seeks indemnity. After doing so:

         a. the Company will be entitled to participate therein at its own expense;

         b. except as otherwise provided below, the Company may, at its option, assume the defense thereof, with counsel subject to Indemnitee's approval, which approval shall not be unreasonably withheld. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee's separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

         c. the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without

Indemnitee's written consent, which may be given or withheld in Indemnitee's sole discretion.

     7. Expenses. The Company may request reasonable and customary documentation for any expenses incurred by Indemnitee for which Indemnitee seeks indemnification.

     8. Determination by the Company. The Company shall make a reasonable, good faith determination as to whether indemnification of Indemnitee is required pursuant to this Indemnity Agreement within thirty (30) days of being notified by Indemnitee, by means of:

         a. a majority vote of a quorum consisting of directors who are not parties to such proceeding; or

         b. if such quorum is not obtainable, by independent legal counsel.

     9. Arbitration. Pursuant to paragraph 13 of Indemnitee's Employment Agreement, Indemnitee and the Company agree to arbitrate any dispute regarding this Indemnity Agreement, including any demand for arbitration.

     10. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     11. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquired under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     12. Survival of Rights.

         a. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, executive officer, officer, employee or other agent of the Company or to serve at the request of the Company as a director, executive officer, officer, employee or other agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

         b. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     13. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Articles, the Bylaws, the Code or any other applicable law.

     14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

     15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.

     17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

         a. if to Indemnitee, at the address indicated below his signature hereunder.

         Phil Arneson
         One Stanford Drive
         Rancho Mirage, CA  92270

         b. if to the Company, to

         Sorrento Networks Corporation
         9990 Mesa Rim Road
         San Diego, CA  92121

or to such other address as may have been furnished to Indemnitee by the Company.



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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                            SORRENTO NETWORKS CORPORATION,


                                            By:
                                               --------------------------------
                                            Printed Name: Robert L. Hibbard
                                            On Behalf of the Board of Directors



EXECUTIVE:



-------------------------------------
PHIL ARNESON





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